                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) December 18, 2001


                               Respironics, Inc.
                               -----------------
             (Exact name of registrant as specified in its charter)


        Delaware                      000-16723                25-1304989
-----------------------------  ------------------------  ----------------------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation                File Number)          Identification No.)

       1501 Ardmore Boulevard, Pittsburgh PA                   15221-4401
-------------------------------------------------------  ----------------------
      (Address of principal executive officers)                (Zip Code)



                                (412) 731-2100
                                --------------
             (Registrant's Telephone Number, Including Area Code)




--------------------------------------------------------------------------------
(Former name and former address, if changed since last report)




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Item 1.  Changes in Control of Registrant.
    None


Item 2.  Acquisition or Disposition of Assets.
    None


Item 3.  Bankruptcy or Receivership.
    None


Item 4.  Changes in Registrant's Certifying Accountant.
    None


Item 5.  Other Events.

     On December 18, 2001, Respironics, Inc. ("Respironics") and Novametrix Medical Systems Inc. ("Novametrix") announced that they had entered into a definitive merger agreement pursuant to which Respironics will acquire Novametrix. The merger has been unanimously approved by the Boards of Directors of both companies. This tax-free, stock- for-stock transaction is valued at $8.65 per share to the Novametrix stockholders, or $90 million, based on the assumption of approximately $6.0 million in debt and Respironics' December 17, 2001 closing price of $34.59. The actual exchange ratio will be determined based upon the weighted average selling prices of Respironics' stock during a 20 day trading prior to the closing and is subject to a collar as described below. The merger is subject to approval by the stockholders of Novametrix, regulatory approval and other customary closing conditions. Completion is expected during the first quarter of calendar year 2002, which is Respironics' third fiscal quarter.

     Under the terms of the collar, if Respironics' weighted average stock price is from $30.00 to $31.99 per share over a 20-day trading period ending three days prior to the closing of the transaction, Novametrix stockholders will receive Respironics stock in an amount equal to $8.00 per Novametrix share. If Respironics' weighted average stock price is from $32.00 to $35.00 over the relevant trading period, Novametrix stockholders will receive 0.25 shares of Respironics stock for each share of Novametrix, resulting in a value between $8.00 and $8.75 per share. If Respironics' weighted average stock price is above $35.00, Novametrix stockholders will receive Respironics stock in an amount equal to $8.75 per Novametrix share. If Respironics' weighted average stock price is below $30.00, Novametrix stockholders will receive 0.2667 shares of Respironics stock unless Novametrix exercises its right to terminate the merger.

Item 6.  Resignation of Registrant's Directors.
    None


Item 7.  Financial Statements and Exhibits.

    Exhibit 99.1:  Press Release dated December 18, 2001

Item 8.  Changes in Fiscal Year.
     None

Item 9. Regulation FD Disclosure.
     None

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Respironics, Inc.
                                                -----------------
                                                (Registrant)


December 20, 2001                                /s/ James C. Woll
-----------------                                ------------------
     (Date)                                         (Signature)

                                                 James C. Woll
                                                 Vice President -
                                                 Corporate Controller